Exhibit 10.171

COMVERSE TECHNOLOGY, INC.

2005 STOCK INCENTIVE COMPENSATION PLAN

DEFERRED STOCK AWARD AGREEMENT

REFERENCE NUMBER: 010-06

SECTION 1. GRANT OF DEFERRED STOCK UNITS.

(a) Award. On the terms and conditions set forth in this Agreement, the Company granted to Gabriel Matsliach (the “Grantee”) a total of 90,000 Deferred Stock Units (the “Granted Units”) on March 11, 2010 (the “Grant Date”).

(b) Shareholder Rights. The Grantee (or any successor in interest) shall not have any of the rights of a shareholder (including, without limitation, voting, dividend and liquidation rights) with respect to the Granted Units until such time as the Company delivers to the Grantee the shares of Common Stock in settlement of the Granted Units, as described in Section 4.

(c) Plan and Defined Terms. This award is granted under and subject to the terms of the 2005 Stock Incentive Compensation Plan (the “Plan”), which is incorporated herein by reference. Capitalized terms used herein and not defined in the Agreement shall have the meaning set forth in the Plan.

(d) Grantee Undertaking. The Grantee agrees to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

SECTION 2. NO TRANSFER OR ASSIGNMENT OF AWARD.

This Award and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process; provided, however, that the Grantee shall be permitted to transfer this award, in connection with his or her estate plan, to the Grantee’s spouse, siblings, parents, children and grandchildren or a charitable organization that is exempt under Section 501(c)(3) of the Code or to trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons or to the Grantee’s former spouse in accordance with a domestic relations order.

SECTION 3. VESTING; TERMINATION OF SERVICE.

(a) Vesting. This award shall vest with respect to forty percent (40%) of the Granted Units on the first anniversary of the Grant Date, thirty percent (30%) of the Granted Units on the second anniversary of the Grant Date, and thirty percent (30%) of the Granted Units on the third anniversary of the Grant Date, or, in each case, such earlier date as may be determined pursuant to the Comverse Technology, Inc. Executive Severance Protection Plan, as amended from time to time (the “Executive Severance Protection Plan”) (each, a “Vesting Date”).

(b) Termination of Continuous Service. Subject to the terms of the Executive Severance Protection Plan the unvested portion of the award shall be forfeited as of the date (the “Termination Date”) that the Grantee actually ceases to provide services to the Company or an Affiliate in any capacity of Employee, Director or Consultant (irrespective of whether the

Grantee continues to receive severance or any other continuation payments or benefits after such date) for any reason (such cessation of the provision of services by Grantee being referred to as “Service Termination”). A Service Termination shall not occur and Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Subsidiary or Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary or Affiliate in any capacity of Employee, Director or Consultant.

SECTION 4. SETTLEMENT OF GRANTED UNITS.

Subject to Section 5 hereof, the Company shall deliver to the Grantee on each Vesting Date a number of shares of Common Stock equal to the aggregate number of Granted Units that vest as of such date; provided, however, that no shares of Common Stock will be issued in settlement of this award unless the issuance of shares complies with all relevant provisions of law and the requirements of any stock exchange upon which the shares of Common Stock may then be listed. No fractional shares of Common Stock will be issued. The Company will pay cash in respect of fractional shares of Common Stock.

SECTION 5. WITHHOLDING REQUIREMENTS.

In accordance with Section 14.2 of the Plan, the Grantee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements in respect of any delivery to the Grantee of shares of Common Stock pursuant to Section 4 hereof.

SECTION 6. ADJUSTMENT OF GRANTED UNITS.

If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends), any extraordinary dividend, distribution of cash or other assets to Shareholders of the Company, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee shall adjust, in an equitable manner, the number and kind of shares that will be paid to the Grantee upon settlement of the Granted Units.

SECTION 7. MISCELLANEOUS PROVISIONS.

(a) No Retention Rights, No Future Awards. Nothing in this award or in the Plan shall confer upon the Grantee any right to any future Awards and to continue in Continuous Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Grantee) or of the Grantee, which rights are hereby expressly reserved by each, to terminate his or her Continuous Service at any time and for any reason, with or without cause.

(b) Award Unfunded. The Granted Units represent an unfunded promise. The Grantee’s rights with respect to the Granted Units are no greater than the rights of a general unsecured creditor of the Company.

(c) Notice. Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express (or other similar overnight service) or by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided in writing to the Company.

(d) Entire Agreement. This Agreement, the Plan and the Executive Severance Protection Plan constitute the entire contract between the parties hereto with regard to the Granted Units. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e) Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s assigns and the legal representatives, heirs and legatees of the Grantee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g) Section 409A. The following shall only be applicable if the Grantee is subject to taxation in the United States or the Grantee is otherwise subject to Section 409A:

(i) If any Granted Units (any payment in lieu thereof), shares of Common Stock in respect thereof or other benefit provided by the Company to the Grantee pursuant to this Agreement and in connection with the Grantee’s Service Termination is determined, in whole or in part, to constitute “nonqualified deferred compensation” within the meaning of Section 409A and the Grantee is a specified employee as defined in Section 409A(2)(B)(i) as of the date of such Service Termination, no part of such Granted Units (any payment in lieu thereof), shares of Common Stock in respect thereof or other benefit shall be delivered or paid under this Agreement (other than a delivery or payment that qualifies as a “short-term deferral” under Section 409A) to the Grantee during the period lasting six months from the date of such Service Termination unless the Company determines that there is no reasonable basis for believing that making such delivery or payment would cause the Grantee to suffer any adverse tax consequences pursuant to Section 409A. If any delivery or payment to the Grantee is delayed pursuant to the immediately preceding sentence, such payment instead shall be made on the first business day following the expiration of the six-month period referred to in that sentence. The Company shall consult with the Grantee in good faith regarding implementation of this section 6(g)(i); provided that neither the Company nor its employees or representatives shall have liability to the Grantee with respect thereto.

(i) The parties acknowledge and agree that the interpretation of Section 409A and its application to the terms of this Agreement is uncertain and may be subject to change as additional guidance and interpretations become available. Anything to the contrary herein notwithstanding, any Granted Units (any payment in lieu thereof), shares of Common Stock in respect thereof or other benefit provided by the Company to the Grantee that would be deemed to constitute “nonqualified deferred compensation” within the meaning of Section 409A are intended to comply with Section 409A. If however, the Granted Units (any payment in lieu thereof), shares of Common Stock in respect thereof or any other benefit is deemed to not comply with Section 409A, the Company and the Grantee agree to renegotiate in good faith any such benefit or payment (including, without limitation, as to the timing of any settlement of Granted Units or any payment in lieu thereof) so that either (i) Section 409A will not apply or (ii) compliance with Section 409A will be achieved; provided, however, that any resulting renegotiated terms shall provide to the Grantee the after-tax economic equivalent of what otherwise has been provided to the Grantee pursuant to the terms of this Agreement; provided, further that any deferral of payments or other benefits shall be only for such time period as may be required to comply with Section 409A.

(ii) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the delivery of shares of Common Stock under vested Granted Units (or the payment of any amount in lieu thereof) subject to Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A, and for purposes of any such provision of this Agreement, references to a “Service Termination” or termination or interruption of “Continuous Service” or like terms shall mean separation from service.

(iii) If under this Agreement, an amount is paid or delivered in two or more installments, for purposes of Section 409A, each installment shall be treated as a separate payment.

(iv) Anything to the contrary herein or in the Plan or the Executive Severance Protection Plan notwithstanding, neither the Company or any of its Subsidiaries or Affiliates or any of their respective employees, directors, officers, agents or representatives nor any member of the Committee shall have any liability to a Grantee or otherwise with respect to the failure of the Plan, the Granted Units or the Award Agreement to comply with Section 409A.

(h) Headings. Section and sub-section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

(i) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

SECTION 8. RESTRICTIVE COVENANTS.

(a) Confidentiality. The Grantee shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company or an Affiliate, including such trade secret or proprietary or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information, which he or she acquires during the period of employment, including, without limitation, records kept in the ordinary course of business, except (i) as such disclosure or use may be required or appropriate in connection with his or her work as an employee of the Company or an Affiliate, (ii) when required to do so by a court of law, governmental agency or administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him or her to divulge, disclose or make accessible such information or (iii) as to such confidential information that becomes generally known to the public or trade without his or her violation of this Section 7(a). The Grantee hereby sells, assigns and transfers to the Company all of his or her right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (the “Rights”) that, during his or her employment, are made or conceived by him or her, alone or with others, and that relate to the Company or an Affiliate’s present business or arise out of any work he or she performs or information he or she receives regarding the business of the Company or an Affiliate while employed by the Company or an Affiliate. The Grantee shall fully disclose to the Company or an Affiliate as promptly as possible all information known or possessed by him or her concerning the Rights, and upon request by the Company or an Affiliate and without any further compensation in any form to him or her by the Company or an Affiliate, but at the expense of the Company or an Affiliate, execute all applications for patents and copyright registrations, assignments thereof and other applicable instruments and do all things that the Company or an Affiliate may reasonably deem necessary to vest and maintain in it the entire right, title and interest in and to all such Rights. Grantee hereby agrees that prior to or immediately following his or her termination of employment he or she shall return all Company property in his or her possession (and signing a written acknowledgement to this effect), including but not limited to all computer software, computer access codes, laptops, cell phone, Blackberries, keys and access cards, credit cards, vehicles, telephones, office equipment and all copies (including drafts) of any documentation or information (however and wherever stored) relating to the business of the Company or an Affiliate.

(b) Non-compete; Non-solicitation. For and in consideration of the compensation to be paid by the Company pursuant to the terms hereof, and in recognition of the fact that the Grantee will have access to confidential information and other valuable rights of the Company or an Affiliate, the Grantee covenants and agrees that he will not, at any time during his employment with the Company or an Affiliate and for a period of twelve (12) months thereafter, directly or indirectly, engage in any business or in any activity related to the development, sale, production, manufacturing, marketing or distribution of products or services that are in competition with products or services that the Company, its parent company or any of their subsidiaries (in the case of other subsidiaries of the parent company, to the extent Grantee has had access to Confidential Information of such subsidiaries) produces, sells, manufactures, markets, distributes or has interest in, in any state or foreign country in which the Company, its parent company or any of their subsidiaries (in the case of other subsidiaries of the parent company, to the extent Grantee has had access to Confidential Information of such subsidiaries) then conducts business or reasonably has plans to conduct business. It is not the intent of this covenant to bar the Grantee from employment in any company whose general business is the manufacture of communications equipment or delivery of communications services, only to limit specific and direct competition with the Company. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Grantee from being an investor in securities of a competitor listed on a national securities exchange or actively traded over-the-counter so long as such investments are in amounts not significant as compared to his total investments or to the aggregate of the outstanding securities of the issuer of the same class or issue of the specific securities involved. The Grantee further agrees that during his employment by the Company or an Affiliate and for a period of twelve (12) months thereafter, the Grantee shall not, directly or indirectly, induce, attempt to induce, or aid others in inducing, an exempt employee of the Company or an Affiliate to accept employment or affiliation with another firm or corporation engaging in such business or activity of which the Grantee is an employee, owner, partner or consultant.

(c) Scope. The Company and the Grantee agree that the duration and geographic scope of the Restrictive Covenant provision set forth in this Section 7 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Company and the Grantee agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Company and the Grantee intend that this provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

SECTION 9. CLAW BACK.

If a Grantee violates the requirements of Section 7 of this Agreement, then in addition to all remedies in law and/or equity available to the Company, Grantee shall forfeit all unvested Granted Units and vested Granted Units for which delivery of the underlying shares of Common Stock has not occurred. In addition, with respect to Granted Units for which shares of Common Stock were previously issued to the Grantee pursuant to Section 4 hereof, the Grantee shall immediately pay to the Company the Fair Market Value of such Common Stock on the date(s) such Granted Units vested, without regard to any taxes that may have been deducted from such amount.

SECTION 10. DEFINITIONS.

(a) “Affiliate” shall mean (i) any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board, and (ii) any Subsidiary.

(b) “Agreement” shall mean this Deferred Stock Award Agreement.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(d) “Grant Date” shall have the meaning described in Section 1(a) of this Agreement.

(e) “Granted Units” shall have the meaning described in Section 1(a) of this Agreement.

(f) “Grantee” shall have the meaning described in Section 1(a) of this Agreement.

(g) “Plan” shall have the meaning described in Section 1(c) of this Agreement.

(h) “Section 409A” shall mean Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof.

(i) “Service Termination” shall have the meaning described in Section 3(b) of this Agreement.

(j) “Termination Date” shall have the meaning described in Section 3(b) of this Agreement.

(k) “Vesting Date” shall have the meaning described in Section 3(a) of this Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as set forth below and this Agreement shall be dated as of the latest date set forth below.

GRANTEE:	COMVERSE TECHNOLOGY, INC.

/s/ Gabriel Matsliach	By:	/s/ Shefali Shah
	Name:	Shefali Shah
Dated: 4/20/10	Title:	SVP, General Counsel, & Secretary

	Dated:	4/14/10